UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-195058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9 West 57th Street New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities

As of February 1, 2023, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on February 17, 2023) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of February 1, 2023 (number of shares finalized on February 17, 2023)	381,492	$9,017,256

Item 7.01. Regulation FD Disclosures

February 2023 Distributions

On February 17, 2023, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1600	$0.0200	$0.0000	$0.1800
Class S Common Shares	$0.1600	$0.0200	$0.0154	$0.1646
Class D Common Shares	$0.1600	$0.0200	$0.0045	$0.1755

The distributions for each class of Shares are payable to shareholders of record as of the open of business on February 28, 2023 and will be paid on or about March 29, 2023. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

On January 20, 2023, the Fund announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made on or around March 29, 2023, April 26, 2023 and May 26, 2023 for shareholders of record as of February 28, 2023, March 31, 2023 and April 28, 2023, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of January 31, 2023, unless otherwise noted)

For the month ended January 31, 2023, ADS’s net asset value (“NAV”) per share was $23.64, up 1.9% from $23.20 as of December 31, 2022. This month’s NAV per share increase was driven by the strong income generation of our portfolio in excess of our regular monthly dividend and the impact of tightening credit spreads on our debt investments. The Fund’s 1-month, 3-month and inception-to-date returns through January 31, 2023 were 2.6%, 4.6% and 2.2%, respectively (for Class I common shares).1 The Fund currently offers a distribution rate of 9.1% (for Class I common shares), including the special dividend announced in January.2 Looking ahead, given the predominantly floating rate nature of our portfolio, we believe ADS continues to offer upside earnings potential as the base rates reset across our loans.

As of January 31, 2023, our portfolio was approximately $4.4 billion based on fair market value across 127 issuers and 45 industries. As of January 31, 2023, 99% of our portfolio was first lien and 98% was floating rate based on fair market value. The portfolio remains defensively positioned, and continues to focus on investing at the top-of-the-

capital structure in larger, high-quality borrowers with resilient cash flow generation and attractive business models. Further, we continue to seek ample structural subordination, appropriate debt quantum based on the cash flow generation of the borrower and the interest rate environment, and robust lender protections in our loan documentation. The median EBITDA of our portfolio companies was $235 million, and the portfolio’s net loan-to-value and interest coverage were 41%, and 2.4x, respectively.3 As of January 31, 2023, there were no investments on non-accrual status.

We continue to manage our capital cushion and liquidity with the lens of maximizing our ability to capitalize on attractive investment opportunities. Given the market environment, we have chosen to operate at the low end of our target leverage range of 1.0x to 1.25x net debt to equity and remain focused on enhancing our funding sources and liquidity. As of January 31, 2022, the Fund’s net leverage ratio was 0.96x, and we had approximately $1.1 billion of excess availability under our secured funding facilities.4

Select Recent Transaction Highlights:

Wood Mackenzie

In February 2023, Apollo-affiliated funds were lenders on a senior secured credit facility to support Veritas Capital’s acquisition of Wood Mackenzie. Wood Mackenzie, previously a carveout of Verisk Analytics, is an information services provider that offers research and consultancy focused on the energy and natural resources markets. Apollo was approached by the sponsor to participate in the financing due our ability to provide a scaled solution and certainty in a challenging market environment.

1.

For Class S common shares, ADS generated returns of 2.5%, 4.4%, and 0.8% for 1-month, 3-month, and inception-to-date returns through January 31, 2023 (inception date is February 1, 2022), respectively. For Class D common shares, ADS generated returns of 2.5%, 4.5%, and 7.9% for 1-month, 3-month, and inception-to-date returns through January 31, 2023 (inception date is July 1, 2022), respectively.

2.

Annualized distribution yield is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The Fund currently offers a distribution rate of 8.12% (for Class I common shares), excluding the special dividend announced in January.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful. Net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

4.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01. Other Events.

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund as of January 31, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of January 31, 2023
Class I Common Shares	$23.64
Class S Common Shares	$23.64
Class D Common Shares	$23.64

As of January 31, 2023, the Fund’s aggregate NAV was $2.3 billion, the fair value of its investment portfolio was approximately $4.4 billion and it had approximately $2.3 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 1.02x. The Fund’s net leverage ratio as of January 31, 2023 was approximately 0.96x.(1)

(1)

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	13,012,462	$305,103,101
Class S Common Shares	11,808,218	$281,831,655
Class D Common Shares	117,001	$2,732,245
Private Offering:
Class I Common Shares	74,587,118	$1,838,479,508
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	99,524,798	$2,428,146,509

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: February 17, 2023	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

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